Exhibit 10.97

VOTING AGREEMENT

                THIS VOTING AGREEMENT (this “Voting Agreement”) is entered into as of May 14, 2002, by and among Textile Investment International S.A., a Luxembourg corporation (“Textile Investment”), Würzburg Holding S.A., a Luxembourg corporation, also known in abbreviation as Würzburg S.A. (“Würzburg” and, collectively with Textile Investment, the “Corporate Stockholders”), I.C. Isaacs & Company, Inc., a Delaware corporation (the “Company”) and the stockholders of the Company set forth on Schedule A hereto (the “Individual Stockholders” and, together with the Corporate Stockholders, the “Stockholders”).  Each of the Stockholders is hereinafter referred to, individually, as a “Stockholder”.

RECITALS

                A.            The Company, the Corporate Stockholders, Latitude Licensing Corp. (a Delaware corporation), and I.C. Isaacs & Company L.P. (a Delaware limited partnership) have entered into a Framework Agreement dated as of the date hereof (the “Framework Agreement”), providing for, among other things, the execution of a Stockholders’ Agreement by and among the Corporate Stockholders and the Company governing certain aspects of the Corporate Stockholders’ relationship with the Company.

B.            The transactions contemplated by the Framework Agreement are hereinafter referred to, collectively, as the “Transactions”.

                C.            As of the date hereof, each of the Stockholders is the record holder and beneficial owner of such number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), set forth opposite such Stockholder’s name on Schedule B hereto.

                D.            As a condition and inducement for the Corporate Stockholders and Company to enter into the Framework Agreement, the Stockholders are entering into this Voting Agreement.

                NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Framework Agreement, and intending to be legally bound hereby, each Stockholder agrees as follows:

                1.             Defined Terms.     For purposes of this Voting Agreement:

(a)           “Company Process Agent” shall have the meaning set forth in Section 6.7 hereof.

(b)           “Equity Securities” of any Person shall mean any capital stock of any class, partnership interests, membership interests, or other ownership interests of any kind, in such Person, or securities convertible into shares of capital stock of any class, partnership interests, membership interests, or other ownership interests of any kind, in such Person.

(c)           “Expiration Date” shall mean the earlier of: (i) the date upon which the Framework Agreement is validly terminated; and (ii) the consummation of the Transactions.

(d)           “New York Court” shall have the meaning set forth in Section 6.6 hereof.

(e)           “New York Courts” shall have the meaning set forth in Section 6.6 hereof.

(f)            A Stockholder shall be deemed to “Own” or have acquired “Ownership” of the Common Stock and Common Stock shall be deemed to be “Owned” by a Stockholder if such Stockholder as of the date hereof or prior to the Expiration Date: (i) is the holder of record of such Common Stock; or (ii) is the beneficial owner of such Common Stock within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(g)           “Person” shall mean any natural person, corporation, limited liability company, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization and any governmental authority.

(h)           “Process Agent” shall have the meaning set forth in Section 6.7 hereof.

(i)            “Subsidiary” shall mean any Person of which more than fifty percent (50%) of the outstanding Equity Securities having voting power generally in the election of directors is Owned, directly or indirectly, by the Company and shall include, without limitation, the Partnership.

(j)            A Person shall be deemed to have effected a “Transfer” of Common Stock if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, grants a security interest in, transfers or disposes of such Common Stock or any interest in such Common Stock; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of a security interest in, grant of an option with respect to, transfer of, or disposition, of such Common Stock or any interest therein; or (iii) takes any action which limits or restricts such Person’s ability to transfer the Common Stock by whatever means (and the verb “Transfer” shall mean effecting any of the foregoing).

(k)           “Applicable Law”  As to any Person, any Law applicable to such Person and any Law applicable to any property, asset or activity of such Person.

(l)            “Law” or “Laws”  Any law, statute, regulation, ordinance, rule, code, decree, order, or other directive of the government of the United States of America, or of any state, district, territorial, or local government within the United States of America, or of any national, state, provincial or local government outside the United States of America, or any branch, department, agency or office thereof.

(m)          “Lien” Any security interest, encumbrance, lien (including any judgment lien, any contract lien, any lien arising or resulting from nonpayment of any tax, assessment, charge or other imposition), security agreement (including any agreement that creates or provides for a security interest), deed of trust, mortgage, grant, pledge, assignment, hypothecation, title retention contract, or other arrangement for security purposes, and including any of the foregoing arising by operation of statute or other law or the application of equitable principles, whether perfected or unperfected, avoidable or unavoidable, consensual or nonconsensual.

(n)           “Order”  Any judgment, order, writ, injunction or decree of any governmental, judicial, arbitral, regulatory or administrative authority or body (including the National Association of Securities Dealers, Inc.).

                2.             Transfer of Common Stock.

                                2.1           Transferee of Common Stock to be Bound by this Voting Agreement. Each Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date, such Stockholder shall not cause or permit any Transfer of any of the Common Stock to be effected unless each Person to which any of the Common Stock, or any interest in any of such Common Stock, is or may be Transferred shall have executed a counterpart of this Voting Agreement in such form as the Company (if a Corporate Stockholder is the party seeking to effect the Transfer) or the Corporate Stockholders (if an Individual Stockholder is the party seeking to effect the Transfer) may reasonably request, whereby such Person agrees to be bound by this Voting Agreement and agrees to hold such Common Stock (or interest in such Common Stock) subject to all of the terms and provisions of this Voting Agreement.

                                2.2           Transfer of Voting Rights.  Except as otherwise set forth herein, each Stockholder agrees that during the period from the date of this Voting Agreement through the Expiration Date, such Stockholder shall not permit: (a) any of the Common Stock Owned by such Stockholder to be deposited into a voting trust; or (b) any proxy to be granted, or any support agreement, voting agreement or similar agreement to be entered into, with respect to any of the Common Stock Owned by such Stockholder.

3.                                       Voting of Common Stock.

3.1           Voting Agreement.  Each Stockholder agrees that, during the period from the date of this Voting Agreement through the Expiration Date:

                                (a)           at any meeting of stockholders of the Company, however called, and any adjournments or postponements thereof, such Stockholder shall cause all outstanding shares of Common Stock entitled to be voted that are Owned by such Stockholder as of the record date fixed for such meeting to be voted in favor of a proposal to approve the Transactions and proposals to elect the slate of directors nominated by management pursuant to the terms of the Framework Agreement to be elected to Class II of the Board of Directors and to fill vacancies in Class I and Class III of the Board of Directors of the Company;

                                (b)           at any meeting of the stockholders of the Company, however called, and any adjournments or postponements thereof, each Stockholder shall cause all outstanding Common Stock entitled to be voted that are Owned by such Stockholder as of the record date fixed for such meeting to be voted against any action or agreement (other than the Framework

Agreement and the Transactions) that would impede, interfere with, delay, postpone or attempt to discourage the consummation of the Transactions, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, recapitalization, business combination, sale of assets, liquidation or similar transaction involving the Company or any Subsidiary; and (ii) any action that is reasonably likely to result in a breach in any respect of any representation, warranty, covenant or other obligation or agreement of the Company or the Corporate Stockholders under the Framework Agreement; and

                                (c)           in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval of the Transactions or the election of the slate of directors nominated by management pursuant to the Framework Agreement to Class II of the Board of Directors and to fill vacancies in Class I and Class III of the Board of Directors, each Stockholder shall cause to be executed, with respect to all outstanding shares of Common Stock entitled to be voted that are Owned by such Stockholder as of the record date fixed for the consent to the proposed action, a written consent or written consents to such proposed action.

3.2           Proxy.     Each Individual Stockholder hereby appoints the attorney-in-fact to be designated by the Corporate Stockholders as such Individual Stockholder’s true and lawful proxy and attorney, with full power of substitution, to vote all Common Stock Owned by such Individual Stockholder to effectuate the agreements set forth in Section 3.1 hereof in the event of any breach by such Individual Stockholder of its obligations under Section 3.1 hereof.  The proxies and powers granted by each Individual Stockholder pursuant to this Section 3.2 are coupled with an interest and are given to secure the performance of such Individual Stockholder’s duties under Section 3.1 hereof.  Such proxies are irrevocable for so long as Section 3.1 remains in effect and will survive the death, incompetency or disability of any Individual Stockholder.

                4.             Agreement Not to Exercise/Waiver of Dissenter’s Rights.

Each Stockholder hereby irrevocably and unconditionally agrees not to exercise and waives, and with respect to any Common Stock Owned by such Stockholder, agrees to cause to be waived and to prevent the exercise of, any claims against the members of the Board of Directors of the Company relating to such Directors’ approval of the Framework Agreement, the Transactions or any other actions or transactions consummated in connection therewith that such Stockholder or any other Person may have by virtue of Ownership of the Common Stock.

5.             Representations and Warranties of Stockholder.

Each Stockholder hereby represents and warrants, severally as to such Stockholder only and not as to any other stockholders of the Company, to the Company and the other Stockholders as follows:

(a)                           Authorization, etc.       Such Stockholder has the right, power, authority and capacity to execute and deliver this Voting Agreement and to perform his, her or its obligations hereunder.  This Voting Agreement has been duly executed and delivered by such

Stockholder and, assuming the validity and binding effect hereof on the Company and the other Stockholders, constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(b)           No Conflicts or Consents.

(1)           The execution and delivery of this Voting Agreement by such Stockholder does not, and the performance of this Voting Agreement by such Stockholder will not: (i) if such Stockholder is a Corporate Stockholder, conflict with or violate any provision of the certificate of incorporation, by-laws or similar governing documents of such Stockholder, if applicable; (ii) conflict with or violate any Applicable Law or Order applicable to such Stockholder or by which he, she or it or the Common Stock is or may be bound or affected; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time or both) in the creation of any Lien or restriction on any of the Common Stock pursuant to, any contract or agreement to which such Stockholder is a party or by which such Stockholder or the Common Stock is or may be bound or affected.

(2)           The execution and delivery of this Voting Agreement by such Stockholder does not, and the performance of this Voting Agreement by such Stockholder will not, require any consent or approval of any Person.

(3)           There is no claim, action, proceeding, or investigation pending or, to the best knowledge of such Stockholder, threatened against or relating to the Stockholder before any court or governmental or regulatory authority or body (including the National Association of Securities Dealers, Inc.) that, if determined adversely, would prohibit the Stockholder from performing the Stockholder’s obligations hereunder.

(4)           The Stockholder is not subject to any outstanding Order that would prohibit the Stockholder from performing the Stockholder’s obligations hereunder.

(c)           Title.       Such Stockholder owns of record and has voting power over the number of shares of Common Stock as set forth opposite the name of such Stockholder on Schedule B hereto.  Such shares of Common Stock are held by such Stockholder free and clear of all Liens and restrictions (other than those created by this Voting Agreement).

(d)           No Breach.    Such Stockholder agrees not to take any action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the Transactions, the election of the slate of directors nominated by management pursuant to the Framework Agreement to Class II of the Board of Directors and to fill vacancies in Class I and Class III of the Board of Directors, or this Voting Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of such Stockholder or the Company under the Framework Agreement or which would materially and adversely affect the Company or its ability to consummate the Transactions.

                6.             Miscellaneous.

                                6.1           Expenses.      Except as otherwise provided in the Framework Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses, including, without limitation, the fees and expenses of such party’s own financial consultants, investment bankers, accountants and counsel.

                                6.2           Amendment and Waiver.    This Voting Agreement may not be modified, amended, altered or supplemented, and no provision of this Voting Agreement shall be waived, except upon the execution and delivery of a written agreement executed by all of the parties hereto.

                                6.3           Entire Agreement; No Third-Party Beneficiary.      This Voting Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                                6.4           Severability.  The provisions of this Voting Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Voting Agreement, or the application thereof to any Person or any circumstance, is invalid and unenforceable: (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Voting Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                                6.5           Governing Law.    This Voting Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                                6.6          JURISDICTION; VENUE.

                                                (a)           Each party to this Voting Agreement hereby irrevocably consents to the exclusive jurisdiction of the Supreme Court of the State of New York for the County of New York and/or United States District Court for the Southern District of New York (collectively, the “New York Courts” and each a “New York Court”) in connection with any and all claims based upon or arising out of this Voting Agreement or the matters or transactions contemplated herein, and irrevocably agrees that all claims in respect of any such matters or transactions may be heard in either of such New York Courts.

                                                (b)           Each party to this Voting Agreement hereby waives any objection to jurisdiction and venue of any such claim brought, or action instituted, hereunder in any New York Court and further agrees not to assert (i) any defense based on the lack of jurisdiction or venue in any New York Court, or (ii) any defense of improper venue or inconvenient forum in any New York Court.

                                                (c)           Each party to this Voting Agreement hereby waives any right of jurisdiction on account of the place of such party’s residence, or domicile, or on account of such party’s place of incorporation, formation or organization.

                                                (d)           Each party to this Voting Agreement hereby acknowledges and agrees that any forum other than a New York Court is an inconvenient forum and that a suit brought by any party against any other party in any court other than a New York Court should be transferred to a New York Court.

                SECTION 6.7       SERVICE OF PROCESS.

                                                (a)           Textile Investment hereby irrevocably and unconditionally appoints Steven D. Dreyer, Esquire of Hall Dickler Kent Goldstein & Wood, LLP, currently located at 909 Third Avenue, New York, New York 10022-4731 (the “Process Agent”) as its agent to receive on behalf of Textile Investment service of copies of the summons and complaint and any other process which may be served in any action or proceeding within the scope of Section 6.6 of this Voting Agreement in any New York Court and agrees promptly to appoint a successor Process Agent in the City of New York (which appointment such successor Process Agent shall accept in writing) prior to the termination for any reason of the appointment of the Process Agent (or the termination of any successor Process Agent).  In any such action or proceeding in any New York Court, such service may be made on Textile Investment by delivering a copy of such process to Textile Investment in care of the Process Agent at the Process Agent’s above address and by depositing a copy of such process in the mails (certified or registered, if available), or by overnight courier, addressed to Textile Investment at its address for notices in this Voting Agreement (such service to be effective upon receipt by the Process Agent, and the depositing of such service in the mails (or delivery thereof to such overnight courier)).  Textile Investment hereby irrevocably and unconditionally authorizes and directs the Process Agent to accept such service on Textile Investment’s behalf.  As an alternative method of service, Textile Investment hereby irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in any New York Court by mailing of copies of such process to Textile Investment by mail (certified or registered, if available), or by overnight courier, at its address for notices in this Voting Agreement.  Textile Investment agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding in any New York Court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Textile Investment represents and warrants to the other parties to this Voting Agreement that the Process Agent has accepted its appointment as process agent for Textile Investment as herein described, and Textile Investment covenants to give the other parties to this Voting Agreement prompt written notice of (x) any change in the name or address of the Process Agent (or any successor Process Agent) and (y) the name and address of any successor Process Agent.

                                                (b)           Würzburg hereby irrevocably and unconditionally appoints the Process Agent as its agent to receive on behalf of Würzburg service of copies of the summons and complaint and any other process which may be served in any action or proceeding within the scope of Section 6.6 of this Voting Agreement in any New York Court and agrees promptly to appoint a successor Process Agent in the City of New York (which appointment such successor Process Agent shall accept in writing) prior to the termination for any reason of the appointment of the Process Agent (or the termination of any successor Process Agent).  In any such action or proceeding in any New York Court, such service may be made on Würzburg by delivering a copy of such process to Würzburg in care of the Process Agent at the Process Agent’s address and by depositing a copy of such process in the mails (certified or registered, if available), or by overnight courier, addressed to Würzburg at its address for notices in this Voting Agreement (such service to be effective upon receipt by the Process Agent, and the depositing of such service in the mails (or delivery thereof to such overnight courier)).  Würzburg hereby irrevocably and unconditionally authorizes and directs the Process Agent to accept such service on Würzburg’s behalf.  As an alternative method of service, Würzburg hereby irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in any New York Court by mailing of copies of such process to Würzburg by mail (certified or registered, if available), or by overnight courier, at its address for notices in this Voting Agreement.  Würzburg agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding in any New York Court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  Würzburg represents and warrants to the other parties to this Voting Agreement that the Process Agent has accepted its appointment as process agent for Würzburg as herein described, and Würzburg covenants to give the other parties to this Voting Agreement prompt written notice of (x) any change in the name or address of the Process Agent (or any successor Process Agent) and (y) the name and address of any successor Process Agent.

                                                (c)           The Company hereby irrevocably and unconditionally appoints its registered agent, as specified in its charter, as amended from time to time (the “Company Registered Agent”), as its agent to receive on behalf of the Company service of copies of the summons and complaint and any other process which may be served in any action or proceeding within the scope of Section 6.6 of this Voting Agreement in any New York Court.  In any such action or proceeding in any such New York Court, such service may be made on the Company by delivering a copy of such process to the Company in care of the Company Registered Agent at the Company Registered Agent’s address and by depositing a copy of such process in the mails (certified or registered, if available), or by overnight courier, addressed to the Company at its address for notices in this Voting Agreement (such service to be effective upon receipt by the Company Registered Agent, and the depositing of such service in the mails (or delivery thereof to such overnight courier)).  The Company hereby irrevocably and unconditionally authorizes and directs the Company Registered Agent to accept such service on the Company’s behalf.  As an alternative method of service, the Company hereby irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in any New York Court by mailing of copies of such process to the Company by mail (certified or registered, if available), or by overnight courier, at its address for notices in this Voting Agreement.  The Company agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding in any New York Court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.  The Company represents and warrants to the other parties to this Voting Agreement that the Company Registered Agent has accepted its appointment as registered agent for the Company as herein described.

                SECTION 6.8       WAIVER OF IMMUNITY.  Each party to this Voting Agreement represents, warrants, and agrees that to the extent such party may have or hereafter acquire any right of sovereign or other immunity from suit, court jurisdiction, attachment in aid of execution of judgment, set-off, execution or other legal process, such party hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, such right of immunity with respect to its obligations hereunder and with respect to legal proceedings to enforce the same and to enforce any judgment rendered in such proceedings.

                                6.9           Headings.      The headings contained in this Voting Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Voting Agreement.

                                6.10         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and deemed given upon receipt by the parties at the following addresses (or at such address for a party as shall be specified by like notice):

(1)           if to an Individual Stockholder:

at the address set forth opposite the name of such Individual Stockholder on Schedule B hereto

(2)           if to a Corporate Stockholder:

at the address set forth opposite the name of such Corporate Stockholder on Schedule B hereto,

                                                with a copy to:

                                                Hall Dickler Kent Goldstein & Wood, LLP

                                                909 Third Avenue

                                                New York, New York 10022-4731

                                                Attention:  Steven D. Dreyer, Esquire

                                                Telecopy No.:  (212) 935-3121

                                (3)           if to Company:

                                                I.C. Isaacs & Company, Inc.

                                                350 Fifth Avenue, Suite 1029

                                                New York, New York 10118

                                                Attn:  Mr. Robert J. Arnot, President and CEO

                                                Telecopy No.:  (212) 695-7579

                                                and

                                                I.C. Isaacs & Company, Inc.

                                                3840 Bank Street

                                                Baltimore, Maryland 21224

                                                Attn:  Mr. Eugene C. Wielepski

                                                Telecopy No.: (410) 563-1512

                                                with a copy to:

                                                Piper Rudnick LLP

                                                6225 Smith Avenue

                                                Baltimore, Maryland 21209-3600

                                                Attention:  Robert J. Mathias, Esquire

                                                Telecopy No.:  (410) 580-3001

                                6.11         Counterparts.     This Voting Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                                6.12         Assignment. Neither this Voting Agreement nor any of its rights, interests or obligations under this Voting Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties and any purported assignment without such consent shall be void.  Subject to the preceding sentence, this Voting Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective heirs, executors, estates, personal representatives, successors and assigns.

                                6.13         Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached.  Each Stockholder agrees that, in the event of any breach or threatened breach by such Stockholder of any covenant or obligation contained in this Voting Agreement, the Company and/or any of the other Stockholders shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach.  Each Stockholder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.13, and such Stockholder irrevocably waives any right he, she, or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

                                6.14         Attorneys’ Fees.  If any legal action or other legal proceeding relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement is brought against a party, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                                6.15         Construction.

(1)           For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(2)           The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

(3)           As used in the Voting Agreement, the words “include” and “including” and variation thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(4)           Terms, other than those defined or referenced in Section 1, may be defined elsewhere in the text of this Voting Agreement, and, unless otherwise indicated, shall have the specified meaning throughout this Voting Agreement.

(5)           The words “hereof”, “herein”, “hereby”, and “hereunder”, and words of similar import, when used in this Voting Agreement, shall refer to this Voting Agreement as a whole and not to any particular provision of this Voting Agreement.

                                6.16         Further Assurances.    From time to time and without additional consideration, each Stockholder shall (at such Stockholder’s sole expense) execute and deliver, or cause to be executed and delivered, such additional customary transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at such Stockholder’s sole expense) take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

                IN WITNESS WHEREOF, the Company and Stockholders have caused this Voting Agreement to be executed as of the date first above written.

I.C. Isaacs & Company, Inc.

By:	/s/ Robert J. Arnot
Name:	Robert J. Arnot
Title:	Chief Executive Officer

Textile Investment International S.A.

By:	/s/ René Faltz
Name:	René Faltz
Title:	Managing Director

By:	/s/ Tom Felgen
Name:	Tom Felgen
Title:	Managing Director

Würzburg Holding S.A.

By:	/s/ René Faltz
Name:	René Faltz
Title:	Managing Director

By:	/s/ Tom Felgen
Name:	Tom Felgen
Title:	Managing Director

/s/ Robert J. Arnot
Robert J. Arnot

/s/ Jon Hechler
Jon Hechler

/s/ Ronald S. Schmidt
Ronald S. Schmidt

/s/ Eugene C. Wielepski
Eugene C. Wielepski

/s/ Thomas P. Ormandy
Thomas P. Ormandy

SCHEDULE A

Robert J. Arnot

Jon Hechler

Ronald S. Schmidt

Eugene C. Wielepski

Thomas P. Ormandy

SCHEDULE B

Name of Stockholder	Shares of Common Stock	Address
Textile Investment International S.A.	666,667	41 avenue de la Gare
		Luxembourg L-1611
		Luxembourg

Würzburg Holding S.A.	500,000	41 avenue de la Gare
		Luxembourg L-1611
		Luxembourg

Robert J. Arnot	489,871	c/o I.C. Isaacs & Company, Inc.
		350 Fifth Avenue
		New York, NY 10118

Jon Hechler	1,102,152	c/o I.C. Isaacs & Company, Inc.
		350 Fifth Avenue
		New York, NY 10118

Ronald S. Schmidt	159,211	c/o I.C. Isaacs & Company, Inc.
		350 Fifth Avenue
		New York, NY 10118

Eugene C. Wielepski	194,242	c/o I.C. Isaacs & Company, Inc.
		3840 Bank Street
		Baltimore, MD 21224

Thomas P. Ormandy	158,320	c/o I.C. Isaacs & Company, Inc.
		350 Fifth Avenue
		New York, NY 10118